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On December 22, 2021, Syniverse Corporation released a video podcast with Enterprise segment President Chris Rivera, discussing the business’s opportunities from Messaging. The transcript of the podcast is provided below.

Stanley Martinez:

Hi, I’m Stanley Martinez, Vice President of Investor Relations at Syniverse. And with me today is Chris Rivera, President of Syniverse’s enterprise segment. Chris, thanks for joining me.

Chris Rivera:

Thanks for having me, Stanley.

Stanley Martinez:

Chris, as messaging becomes the primary format for mobile communications, what’s Syniverse’s enterprise segment doing to power the digital economy for enterprises.

Chris Rivera:

Great question. Well, we live in a connected world and Syniverse enterprise segment is a primary enabler of the digital economy through its enterprise messaging and its communications platform as a service capability. Our leading enterprise cloud communications platform is underpinned by Syniverse’s global interconnect network, which ensures enterprise grade, best in class availability and global reach for our enterprise customers. Our enterprise segment serves approximately 450 customers across technology, financial, retail, logistics, travel and hospitality, and our blue chip customers include the top three global credit card companies, four out of the top five US banks and leading travel and hospitality companies around the world. We’ve leveraged our deep roots in leadership position in the A2P messaging area to create modularized, secure communications platforms as service solutions that are tailored to be able to allow enterprises to make bespoke experiences, bespoke mobile engagement experiences in particular, for their enterprise customers.

Chris Rivera:

Since launching our CPaaS platform in 2020, we’ve experienced a lot of success in migrating our existing A2P customers onto our CPaaS platform, which gives them the capability to really take advantage of a lot of the omnichannel mobile engagement that CPaaS provides. Our A2P solutions have served as a gateway to land customers at the beginning of their digital transformation journey. So as we know, throughout the pandemic, we really saw enterprises accelerate their digital transformation, particularly as they tried to engage their customers remotely. And so CPaaS has played a big piece of that, and that’s where we allow them to develop mission critical workflows to engage their clients, their partners, and their employees.

Stanley Martinez:

Let’s take a step back for an audience, though, that might be less familiar with CPaaS. What exactly is CPaaS in your mind?

Chris Rivera:

That’s a great question. CPaaS allows enterprises to seamlessly embed omnichannel capabilities like messaging, voice, email, social into applications and services or business processes through APIs and integrated development environments that enrich the customer communication channel. So if you’ve ever received a mobile authentication message from your bank, as an example, a driver arrival time from a ride share company or messaging notification that your food’s at the door, right? That’s omnichannel engagement enabled by CPaaS. Today we support the standard SMS and MMS capabilities, but we also support rich business messaging such as WhatsApp capability, voice capabilities, other social channel capabilities, push, and even notifications and wallet.

Stanley Martinez:

So you mentioned how Syniverse enables enterprises to embed orchestrated CPaaS solutions to customer workflows. Can you explain orchestration in more detail and maybe provide an example of how an enterprise customer would use orchestration?

Chris Rivera:

That’s a great question. So orchestration, what it does is it harmonizes data through plug and play connectors that unlock multiple enterprise grade cloud systems’ and applications’ potential. Orchestration also enables applications integration, including artificial intelligent chatbots, machine learning, realtime decision trees and rules, fallback logic, so that if we need to fall back to a different channel, we can do that. So essentially what enterprises do is they ideate with us, they co-create with us and they create customized workflows so that, however they want to engage their clients, they have the ability to do that. Taking a text and transforming it so that it engages you through email or vice versa is an example of one use case that we do for banking all the time. So it really enables those customized workflows. And while each company may have their own APIs for orchestration, it really serves as a translator, this orchestration capability, to communicate with these APIs from one company to another in the same language. So in an API economy, orchestration is really the next phase of how communications and mobile engagement will help enterprises advance their digital transformation.

Stanley Martinez:

So it’s clear that the opportunity for the enterprise segment is very large, but what makes Syniverse different in this rapidly growing mobile communications ecosystem?

Chris Rivera:

Yeah. Well, I would say, for first and foremost, it’s our global messaging platform. The fact that we have reach capability to up to 800 carriers around the world and even really high quality partners that give us additional reach, that platform is key because what enterprises are looking for, in terms of mobile engagement and CPaaS capability, is to have that global reach. Having been a part of the carrier ecosystem for 30 years, we very much are differentiated in particularly the CPaaS space that is a part of that global messaging platform in that we have those relationships. We also maintain a lot of differentiation in the area of compliance and security, right? So to be able to provide compliance, secure global reach, especially at a moment in time when each region has different standards that are evolving in these areas, we have the capability to provide secure reach for our enterprises pretty much anywhere they need to reach out to their clients.

Chris Rivera:

Another differentiation point is really our higher touch co-creation model. This is where we provide enterprises customized solutions, combined with white glove support. So not every enterprise is ready to go to an API in order to get their services. They want somebody that can help guide them on how to take advantage of APIs, how to take advantage of orchestration, how to interconnect and have integrations into their back office systems like CRM system, HR systems. And then that gives them more capabilities to do more types of mobile engagements through CPaaS moving forward.

Stanley Martinez:

So people may know Syniverse as a uniquely positioned, trusted intermediary. And its carrier segment is sometimes this described as the central nervous system of the mobile communications value chain. But Chris, how does this unique market position and carrier actually benefit its enterprise segment customers?

Chris Rivera:

Yeah. Well, as I mentioned, we’ve been in a carrier ecosystem as a trusted third party for over 30 years. Right? So that is key. The other thing I would say is we have a long reputation as a P2P provider. So a person to person messaging provider, I think we provide the largest volume of P2P messages for our partners on the carrier side. But we also have a brand with them as what they call a white router. And that means that we use carrier sanctioned routes for enterprises to reach their end customer. Right? So that’s a key differentiation for us. We also have invested significantly in 10 digit long code gateway connectivity in North America. So we’re connected to all the tier one key areas in North America, which gives us an advantage both for enterprises in the Americas, as well as enterprises that want to take advantage of 10 digit long code in North America. So our reputation of quality of service is really also built on our global A2P messaging network. And again, that allows us to deliver over 90 billion A2P messages for our enterprises globally.

Stanley Martinez:

Wow. That’s a lot. I mean, building on that, what advantages does Syniverse gain as being the only aggregator to all US carriers for 10 digit long code? And could you elaborate on the difference between 10 digit long code 10 DLC and short code A2P messaging?

Chris Rivera:

Yeah, that’s a great point. Well, so with our direct 10 DLC connectivity to the US carriers, we offer the benefit of faster time to market, faster message delivery, lower latency, more control of messages and reduced risks and vulnerabilities. 10 digit long code provides the benefit of being a recognizable number with a local area code. This is beneficial for local businesses and individual franchise locations that want to maintain their local identity. Ideal 10 DLC use cases for these enterprises are our customer care, service, event based interactions, process and service updates, appointment reminders, and customer feedback and surveys. 10 digit long code can also use the same 10 digit long code number for voice and text. This allows a customer chat session to move between messaging and voice, which is pretty unique. For an example, you could start a messaging chat session with your local bank branch, trying to resolve an issue, then you come to a point where you feel more comfortable speaking to someone at directly at the bank. The chat session can then switch from text to voice. So short code message cannot necessarily provide that type of capability.

Stanley Martinez:

Makes sense. So Chris, how do those relative strengths allow Syniverse to benefit from the secular trends I mentioned at the outset, the growth in messaging and enterprise digital transformation?

Chris Rivera:

So as enterprises have leveraged advanced in communication software and API service, as we discussed, to reach their customers, A2P messaging has evolved into omnichannel CPaaS solutions. And it’s really created this hyper growth that we’re seeing in the CPaaS space, right? So phase one of that adoption was really led by the digital native companies leveraging CPaaS. So these are your Ubers, your Airbnbs, your Lyfts. And they created these business models and engagement models and transaction opportunities with really do it yourself APIs.

Chris Rivera:

Phase two of CPaaS adoption is now accelerating, but is focusing on that Forbes 2000 brick and mortar enterprises that are really beginning their digital transformation and helping them to engage and form and transact with their clients, partners, employees remotely. So as this phase two adoption, as it comes out, it’s going to be fueled by those digitally transforming enterprises that require some customized intelligence. They want to provide a differentiated experience for their clients and really get that level of white glove support to make sure that they’re delivering enterprise grade CPaaS capabilities, but also that they’re allowed to create unique experiences that differentiate themselves from some of their competitors. Gartner actually has released a report highlighting us as a key leader in the CPaaS space, primarily focused on our ability to co-create with these Forbes 2000 digital enterprises that are just at the beginning of their journey. And so we’ve had great success also in migrating our A2P customers to our CPaaS platforms. And we’re going to continue to leverage this landing these customers and expanding type of strategy to capitalize on this phase two opportunity that we’re seeing.

Stanley Martinez:

Mm-hmm (affirmative). So finally, Chris, as messaging itself evolves to more of a two way conversational format with new use cases, embedding video, for example, how does that benefit Syniverse?

Chris Rivera:

So as use cases evolve, our strategy for how we grow revenue while maintaining industry leading profitability is to leverage our market position and unique capabilities to provide premium services and move up the stack into higher margin CPaaS and software as a service capabilities and solutions. The next generation of messaging will also require carrier grade, 99.999% availability at global scale. So that means it really needs Syniverse. We expect to continue to move up the CPaaS and messaging layers to the customer engagement solutions layer with workflow orchestration that we described, integrations and connectors into other applications and data, and automated chatbots and machine learning capabilities. Finally, we’ll have the professional services available to assist our enterprise customers to continue to expand those use cases during their digital transformation journey.

Stanley Martinez:

That’s great stuff, Chris. Thanks a lot for your time.

Chris Rivera:

Thank you, Stanley.

Forward-Looking Statements

This briefing may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

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Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

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